Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the report of Thunderball Entertainment, Inc. (the “Company”) on Form 10-QSB for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tim J. Walsh, Chief Executive Officer of the Company, and I, Brian D. Niebur, Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

THUNDERBALL ENTERTAINMENT, INC.

Date: August 11, 2005	By:	/s/ Tim J. Walsh
Tim J. Walsh President and Chief Executive Officer

THUNDERBALL ENTERTAINMENT, INC.

Date: August 11, 2005	By:	/s/ Brian D. Niebur
Brian D. Niebur Chief Financial Officer